SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 20, 2004


                                   IGIA, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-23506                 33-0601498
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(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                  File No.)           Identification No.)


11 West 42nd Street, 7th Floor, New York, New York                         10036
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (212) 575-0500


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 4.  Changes in Certifying Accountant

         On July 20, 2004, IGIA, Inc., formerly known as Diva Entertainment, Inc. ("IGIA", "Diva" or the "Company"), dismissed Paritz & Company P.A. ("Paritz") as its principal independent auditors, and the Company engaged Russell Bedford Stefanou Mirchandani LLP as its certifying accountant for the fiscal year ending February 28, 2005. The decision to change its certifying accountant was approved by the Company's Board of Directors. The Company has not previously consulted Russell Bedford Stefanou Mirchandani LLP.

         Paritz's reports on the consolidated financial statements of Diva for fiscal years ended June 30, 2003 and 2002 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; however, the audit reports for the years ended June 30, 2003 and 2002 contained an explanatory paragraph regarding the substantial doubt about Diva's ability to continue as a going concern.. During fiscal years 2003 and 2002 and the subsequent interim period through July 20, 2004, there were no disagreements with Paritz regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz, would have caused Paritz to make reference to the subject matter of the disagreements in connection with its report. The Company requested that Paritz furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter was unavailable at the time of filing of this current report on Form 8-K. The Company shall file the letter with the Securities and Exchange Commission by amendment to this current report on Form 8-K in accordance with Item 304(a)(3) of Regulation S-K.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2004

                                                     IGIA, INC.


                                                  By: /s/ Kurt Streams
                                                       -------------------------
                                                Name:  Kurt Streams
                                               Title:  Chief Financial Officer


























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